EXHIBIT 10.1

RESIGNATION ANDSEPARATION AGREEMENT

This Resignation and Separation Agreement (“Agreement”) is made by and between Multimedia Games, Inc., a Texas corporation (“Company”), and Anthony Sanfilippo, who is currently employed by the Company as its President and Chief Executive Officer (“Executive”).

A.      Executive has notified the Company he intends to resign his positions in order to accept the Chief Executive Officer position with Pinnacle Entertainment, Inc., effective March 14, 2010 (“Separation Date”).

B.           Company and Executive mutually desire that Executive continue his service on the Company’s Board of Directors.

C.           Company and Executive mutually desire to make certain modifications to the terms and conditions of the stock option agreements identified on Exhibit A, which Executive acknowledges and agrees represent all outstanding rights held by Executive to purchase equity securities of the Company (the “Option Agreements”).

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.           Executive Resignation.  Executive hereby resigns, effective as of the Separation Date, all employee positions with the Company and its affiliates, including without limitation the positions of President and Chief Executive Officer of Multimedia Games, Inc.  The Company hereby waives Executive’s thirty-day notice obligation set forth in Section 1.7.2 of his Executive Employment Agreement dated June 15, 2008, as amended (the “Employment Agreement”), and the parties agree that the effective date of the termination of Executive’s employment shall be the Separation Date.

2.           Waiver Obligation to Resign from Board; Agreement to Nominate to Board:  In consideration for the agreements reached herein and for other good and valuable consideration, the Company agrees to waive the obligation of Executive to resign from the Company’s Board of Directors immediately upon the termination of his employment for any reason, as set forth in Section 1.2 of the Employment Agreement.  The Company agrees to maintain Executive’s nomination to the Board of Directors in connection with the Company’s 2010 Annual Meeting of Shareholders, as described in the Company’s Proxy Statement dated January 28, 2010, and to cause management’s proxy holders to vote proxies they receive FOR the election of Executive to the Board of Directors.  If elected to the Board in connection with the Company’s 2010 Annual Meeting of Shareholders, Executive shall be entitled to the same compensation arrangements as other ongoing, non-employee directors of the Company.

3.           Equity Interests.  Executive acknowledges and agrees that (a) notwithstanding any provisions to the contrary in the Option Agreements (including provisions based on continuation of “Service” as defined therein, or otherwise), any options to purchase shares of common stock of the Company held by Executive that are not vested as of April 1, 2010, shall expire unexercised on April 1, 2010, (b) any vested options to purchase shares of common stock of the Company may be exercised in accordance with terms and conditions of the applicable Option Agreements, and (c) other than such options, Executive has no right, title or interest in or to any options or rights to acquire shares of capital stock of Company, pursuant to any agreement (oral or written) or plan with Company or otherwise.

4.           Applicable Law.  The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of Texas.

5.           Agreements Remain in Force Except for Modification.  Except as modified herein, the agreements between Company and Executive listed on Exhibit B remain in full force and effect.  It is agreed that there are no collateral agreements or representations, written or oral, regarding the terms and conditions of Executive’s separation of employment with Company other than those set forth in this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.  WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated: March 14, 2010	/s/ Anthony Sanfilippo
Anthony Sanfilippo

MULTIMEDIA GAMES, INC.

Dated: March 14, 2010	/s/ Michael J. Maples, Sr.
Michael J. Maples, Sr.
Chairman

EXHIBIT A

1.  Multimedia Games, Inc. Stock Option Agreement and related Notice of Grant of Stock Option dated June 15, 2008, representing a nonstatutory option to purchase 1,300,000 shares of the Company’s common stock at an exercise price of $4.68 per share, issued under the Company’s 2008 Employment Inducement Award Plan.

2.  Multimedia Games, Inc. Stock Option Agreement (Immediately Exercisable) and related Notice of Grant of Stock Option dated September 30, 2009, representing a stock option to purchase 300,000 shares of the Company’s common stock at an exercise price of $5.12 per share, issued under the Company’s 2002 Stock Option Plan (19,531 shares representing an incentive stock option; 280,469 shares representing a non-qualified stock option).

EXHIBIT B

1.  Executive Employment Agreement dated June 15, 2008, as amended December 31, 2008

2.  Indemnification Agreement effective June 15, 2008

3.  The Option Agreements (as defined, and as identified on Exhibit A hereto)

4.  Agreement Regarding Proprietary Developments, Confidential Information, and Non-Solicitation dated June 15, 2008

5.  Common Stock Purchase Agreement dated June 15, 2008